EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-66732 and 333-35893 of National Transaction Network, Inc. on Form S-8 of our report dated February 17, 1998 appearing in the Annual Report on Form 10-K of National Transaction Network, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 27, 2000